UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation)		Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Hiring of Executive Management.

Effective May 27, 2008, Ms. Carol Lau has been appointed as interim Chief Financial Officer of The Singing Machine Company, Inc. (“Company”). Ms. Lau also serves as Chairwoman of the Company’s Board of Directors. There are no understandings or arrangements between Ms. Lau and any other person pursuant to which Ms. Lau was appointed as interim Chief Financial Officer. Ms. Lau has not entered into a transaction, nor was there any proposed transaction between Ms. Lau and the Company at any time since the beginning of the Company’s last fiscal year.

Carol Lau

Ms. Lau has been with the Starlight Group since 1987. In 2001, Ms. Lau was appointed as the Chief Financial Officer of Cosmo Communications Corporation. Prior to joining the Starlight Group, from 1978 to 1987, Ms. Lau held positions in auditing and financial management with the Australian Government. Ms. Lau was a CPA in Australia and is a licensed CPA in the United States, in the state of Massachusetts. She holds a Bachelor of Business degree from the Curtin University in Australia and a Graduate Diploma in Computer Science from the Canberra University in Australia.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 27, 2008 issued by The Singing Machine Company, Inc. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: May 27, 2008	/s/ Anton Handal
Anton Handal Chief Executive Officer